UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
October 25, 2007

Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its meeting on October 25, 2007, the registrant’s board of directors, pursuant to Article VI of the registrant’s first amended and restated certificate of incorporation, amended and restated the registrant’s bylaws.  The registrant’s bylaws as amended and restated on October 25, 2007 are filed as Exhibit 3.1 to this current report.  Among other things, the amendments approved on October 25, 2007 provide for:

•	sending certain required notices by electronic transmission;

•	the ability to conduct business at a special stockholder meeting that is not specified in the notice of the meeting;

•	confidential voting of stockholders;

•	certain limitations regarding the setting of stockholder record dates;

•	the ability to maintain meeting minutes in electronic form;

•
the removal of the requirement that a person seeking indemnification from the registrant under the bylaws must provide an affirmation, but keeping the requirement that such a person must undertake to repay any amount received under the indemnification provisions of the bylaws if it is later determined that the person was not entitled to the payment;

•	the advancement of expenses, rather than reasonable expenses, incurred by a person entitled to indemnification by the registrant;

•
the ability of the registrant to reject any claim of indemnification or advancement of expenses if such claim is not permitted by law, provided, however, that the registrant bear the burden of proving such a defense;

•	the requirement that any right to indemnification or advancement of expenses not provided for in the bylaws must be approved in certain instances by a vote of disinterested directors; and

•	the ability of the registrant to issue uncertificated shares.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

	3.1*	Bylaws of Kronos Worldwide, Inc. (Amended and Restated as of October 25, 2007)

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kronos Wordwide, Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: October 31, 2007	A. Andrew R. Louis, Secretary

INDEX TO EXHIBITS

Item No.	Description

3.1*	Bylaws of Kronos Worldwide, Inc. (Amended and Restated as of October 25, 2007)

*	Filed herewith